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                                                                     EXHIBIT 4.8

                          STOCK OPTION GRANT AGREEMENT

                                    UNDER THE

                     ICURIE, INC. 2005 STOCK INCENTIVE PLAN

      This Grant Agreement (the "AGREEMENT") evidences the stock options (each, an "OPTION" or collectively, the "OPTIONS") granted to ___________ (the "EMPLOYEE") by iCurie, Inc., a Nevada corporation (the "COMPANY"), effective as of ___________ (the "GRANT Date"), pursuant to the iCurie, Inc. 2005 Stock Incentive Plan (the "PLAN") and conditioned upon the Employee's agreement to the terms described below. All of the provisions of the Plan are expressly incorporated into this Agreement.

      1. Grant of Options. The Employee is granted __________ Options under this Agreement. Each Option entitles the Employee to purchase from the Company, at a price of $_____ per share (the "EXERCISE PRICE"), one share of Common Stock of the Company. If not sooner exercised or terminated, the Options expire at 5:00 p.m. Eastern Time on the last business day prior to the tenth anniversary of the Grant Date (the "EXPIRATION DATE").

      2. Terminology. All capitalized words that are not defined in this Agreement have the meanings ascribed to them in the Plan. For purposes of this Agreement, the terms below have the following meanings:

            (a) "CAUSE" means termination of the Employee by the Company for any of the reasons set forth in Section ____ of the Employment Agreement.

            (b) "COMPANY" includes iCurie, Inc. and its Affiliates, except where the context otherwise requires.

            (c) "EMPLOYMENT Agreement" means the employment agreement between the Employee and the Company (and certain Affiliates) dated __________.

      3. Vesting.

            (a) The shares of Common Stock underlying the Options are referred to in this Agreement as "OPTION SHARES."

            (b) The Options vest in accordance with the following vesting schedule (the "VESTING SCHEDULE") so long as the Employee is in the continuous employ of, or in a service relationship with, the Company from the Grant Date through the applicable date upon which vesting is scheduled to occur. No vesting will accrue to any Options after the Employee ceases to be in either an employment or other service relationship with the Company, except as provided otherwise in this Agreement. The following is the Vesting Schedule:

Vesting Date the            Number of Options Vested as of Vesting Date
----------------            -------------------------------------------
----------------            -------------------------------------------
----------------            -------------------------------------------
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----------------            -------------------------------------------
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

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            (c) Unless the Options have earlier terminated, the unvested Options become fully vested upon: [DESCRIBE ADDITIONAL VESTING CONDITIONS, IF ANY]

      4. Exercise of Options.

            (a) Right to Exercise. The Employee may exercise the Options to the extent vested at any time on or before the Expiration Date or the earlier termination of the Options, unless otherwise provided in this Agreement. Section 5 below describes certain limitations on exercise of the Options that apply in the event of the Employee's death, Total and Permanent Disability, or termination of employment or other service relationship with the Company. The Options may be exercised only in multiples of whole shares and may not be exercised at any one time as to fewer than one hundred shares (or such lesser number of shares as to which the Options are then exercisable). No fractional shares will be issued under the Options.

            (b) Exercise Procedure. In order to exercise the Options, the following items must be delivered to the Secretary of the Company before the expiration or termination of the Options: (i) an exercise notice, in such form as the Administrator may require from time to time, specifying the number of Option Shares to be purchased, and (ii) full payment of the Exercise Price for such Option Shares or properly executed, irrevocable instructions, in such form as the Administrator may require from time to time, to effectuate a broker-assisted cashless exercise, each in accordance with Section 4(c) of this Agreement. An exercise will not be effective until all of the foregoing items are received by the Secretary of the Company.

            (c) Method of Payment. Payment of the Exercise Price may be made by delivery of cash, certified or cashier's check, money order or other cash equivalent acceptable to the Administrator in its discretion, a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System through a brokerage firm approved by the Administrator, or a combination of the foregoing. In addition, payment of the Exercise Price may be made by any of the following methods, or a combination thereof, as determined by the Administrator in its discretion at the time of exercise:

                  (i) by tender (via actual delivery or attestation) to the Company of other shares of Common Stock of the Company which have a Fair Market Value on the date of tender equal to the Exercise Price, provided that such shares have been owned by the Employee for a period of at least six months free of any substantial risk of forfeiture or were purchased on the open market without assistance, direct or indirect, from the Company;

                  (ii) by withholding of Option Shares otherwise issuable pursuant to the exercise which have a Fair Market Value on the date of exercise equal to the Exercise Price;

                  (iii) by delivery of the Employee's full recourse promissory note payable to the Company in a form approved by the Administrator; or

                  (iv) by any other method approved by the Administrator.

            (d) Issuance of Shares upon Exercise. Upon exercise of the Options in accordance with the terms of this Agreement, the Company will issue to the Employee, the brokerage firm specified in the Employee's delivery instructions pursuant to a broker-assisted cashless exercise, or such other person exercising the Options, as the case may be, the number of shares of Common Stock so paid for, in the form of fully paid and nonassessable stock. The Company will deliver stock certificates for the Option Shares as soon as practicable after exercise, which certificates will, unless such Option Shares are registered or an exemption from registration is available under applicable federal and state law, bear a legend restricting transferability of such shares.

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      5. Termination of Employment or Service.

            (a) Exercise Period Following Cessation of Employment or Other Service Relationship, In General. If the Employee ceases to be employed by, or in a service relationship with, the Company for any reason other than death, Total and Permanent Disability, or discharge for Cause, (i) the unvested Options, after giving effect to the provisions of Section 3 of this Agreement, terminate immediately upon such cessation, and (ii) the vested Options remain exercisable during the 90-day period following such cessation, but in no event after the Expiration Date. Unless sooner terminated, the vested Options terminate upon the expiration of such 90-day period.

            (b) Disability of Employee. Notwithstanding the provisions of
Section 5(a) above, if the Employee ceases to be employed by, or in a service relationship with, the Company as a result of the Employee's Total and Permanent Disability, (i) the unvested Options, after giving effect to the provisions of
Section 3 of this Agreement, terminate immediately upon such cessation, and (ii) the vested Options remain exercisable during the 180-day period following such cessation, but in no event after the Expiration Date. Unless sooner terminated, the vested Options terminate upon the expiration of such 180-day period.

            (c) Death of Employee. If the Employee dies prior to the expiration or other termination of the Options, (i) the unvested Options, after giving effect to the provisions of Section 3 of this Agreement, terminate immediately upon the Employee's death, and (ii) the vested Options remain exercisable during the one-year period following the Employee's death, but in no event after the Expiration Date, by the Employee's executor, personal representative, or the person(s) to whom the Options are transferred by will or the laws of descent and distribution. Unless sooner terminated, the vested Options terminate upon the expiration of such one-year period.

            (d) Misconduct. Notwithstanding anything to the contrary in this Agreement, the Options terminate in their entirety, regardless of whether the Options are vested, immediately upon the Employee's discharge of employment or other service relationship for Cause or upon the Employee's commission of any of the following acts during any period following the cessation of employment or other service relationship during which the Options otherwise would be exercisable: (i) fraud on or misappropriation of any funds or property of the Company, or (ii) breach by the Employee of any provision of any employment, non-disclosure, non-competition, non-solicitation, assignment of inventions, or other similar agreement executed by the Employee for the benefit of the Company, as determined by the Administrator, which determination will be conclusive.

            (e) Change in Status. If the Employee's relationship with the Company ceases to be a "common law employee" relationship but the Employee continues to provide bona fide services to the Company following such cessation in a different capacity, including without limitation as a director, consultant or independent contractor, then a termination of employment or other service relationship shall not be deemed to have occurred for purposes of this Section 5 upon such change in relationship. Notwithstanding the foregoing, the Options shall not be treated as incentive stock options within the meaning of Code section 422 as provided in Section 7 hereof with respect to any exercise that occurs more than 90 days after such cessation of the common law employee relationship (except as otherwise permitted under Code section 421 or 422).

      6. Nontransferability of Options. These Options are nontransferable otherwise than by will or the laws of descent and distribution and during the lifetime of the Employee, the Options may be exercised only by the Employee or, during the period the Employee is under a legal disability, by the Employee's guardian or legal representative. Except as provided above, the Options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

      7. Qualified Nature of the Options. To the extent the Employee is taxed under U.S. tax laws and regulations, the Options are intended to qualify as incentive stock options within the meaning of Code section 422 ("Incentive Stock Options"), to the fullest extent permitted by Code section 422, and this

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Agreement shall be so construed. Pursuant to Code section 422(d) the aggregate fair market value (determined as of the Grant Date) of shares of Common Stock with respect to which all Incentive Stock Options first become exercisable by the Employee in any calendar year under the Plan or any other plan of the Company (and its parent and subsidiary corporations, within the meaning of Code section 424(e) and (f), as may exist from time to time) may not exceed $100,000 or such other amount as may be permitted from time to time under Code section
422. To the extent that such aggregate fair market value exceeds $100,000 or other applicable amount in any calendar year, such stock options will be treated as nonstatutory stock options with respect to the amount of aggregate fair market value thereof that exceeds the Code section 422(d) limit. For this purpose, the Incentive Stock Options will be taken into account in the order in which they were granted. In such case, the Company may designate the shares of Common Stock that are to be treated as stock acquired pursuant to the exercise of Incentive Stock Options and the shares of Common Stock that are to be treated as stock acquired pursuant to nonstatutory stock options by issuing separate certificates for such shares and identifying the certificates as such in the stock transfer records of the Company.

      Notwithstanding anything herein to the contrary, if the Employee owns, directly or indirectly through attribution, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries (within the meaning of Code section 424(f)) on the Grant Date, then the Exercise Price is the greater of (a) the Exercise Price stated in
Section 1 or (b) 110% of the Fair Market Value of the Common Stock on the Grant Date, and the Expiration Date is the last business day prior to the fifth anniversary of the Grant Date.

      Code section 422 provides additional limitations respecting the treatment of these Options as Incentive Stock Options.

      8. Notice of Disqualifying Disposition. If the Employee makes a disposition (as that term is defined in Code section 424(c)) of any Option Shares acquired pursuant to these Options within two years of the Grant Date or within one year after the Option Shares are transferred to the Employee, the Employee agrees to notify the Administrator of such disposition in writing within 30 days of the disposition.

      9. Withholding of Taxes. At the time the Options are exercised, in whole or in part, or at any time thereafter as requested by the Company, the Employee hereby authorizes withholding from payroll or any other payment of any kind due the Employee and otherwise agrees to make adequate provision for foreign, federal, state and local taxes required by law to be withheld, if any, which arise in connection with the Options (including upon a disqualifying disposition within the meaning of Code section 421(b)). The Company may require the Employee to make a cash payment to cover any withholding tax obligation as a condition of exercise of the Options or issuance of share certificates representing Option Shares.

      The Administrator may, in its sole discretion, permit the Employee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the Options either by electing to have the Company withhold from the shares to be issued upon exercise that number of shares, or by electing to deliver to the Company already-owned shares, in either case having a Fair Market Value equal to the amount necessary to satisfy the statutory minimum withholding amount due.

      10. Adjustments for Corporate Transactions and Other Events.

            (a) Stock Dividend, Stock Split and Reverse Stock Split. In the event of a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, the number of shares covered by and the exercise price and other terms of the Options, shall, without further action of the Board, be adjusted to reflect such event unless the Administrator determines, at the time it approves such stock dividend, stock split or reverse stock split, that no such adjustment shall be made. The Administrator may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to the Options as a result of the stock dividend, stock split or reverse stock split.

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            (b) Non-Change in Control Transactions. Except with respect to the transactions set forth in Section 10(a), in the event of any change affecting the Common Stock, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a Change in Control, the Administrator, in its discretion and without the consent of the Employee, shall make any adjustments in the Options, including but not limited to modifying the number, kind and price of securities subject to the Options.

            (c) Change in Control Transactions. In the event of any transaction resulting in a Change in Control, the Options will terminate upon the effective time of any such Change in Control unless provision is made in connection with the transaction in the sole discretion of the parties thereto for the continuation or assumption of the Options, or the substitution of equivalent awards of the surviving or successor entity or a parent thereof. In the event of such termination, the Employee will be permitted, for a period of at least 3 days prior to the effective time of the Change in Control, to exercise all of the Options that are then exercisable or will become exercisable upon or prior to the effective time of the Change in Control; provided, however, that any such exercise of any Options that become exercisable as a result of the Change in Control shall be deemed to occur immediately prior to the effective time of such Change in Control.

            (d) Adjustments for Unusual Events. The Administrator is authorized to make, in its discretion and without the consent of the Employee, adjustments in the terms and conditions of, and the criteria included in, the Options in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Options or the Plan.

            (e) Binding Nature of Adjustments. Adjustments under this Section 10 will be final, binding and conclusive. No fractional shares will be issued pursuant to the Options on account of any such adjustments. The terms and conditions of this Agreement shall apply with equal force to any additional and/or substitute securities received by the Employee pursuant to this Section 10 in exchange for, or by virtue of the Employee's ownership of, the Options or the Option Shares, except as otherwise determined by the Administrator.

      11. Non-Guarantee of Employment or Service Relationship. Nothing in the Plan or this Agreement shall alter the at-will or other employment status or other service relationship of the Employee, nor be construed as a contract of employment or service relationship between the Company or its Affiliates and the Employee, or as a contractual right of Employee to continue in the employ of, or in a service relationship with, the Company or its Affiliates for any period of time, or as a limitation of the right of the Company or its Affiliates to discharge the Employee at any time with or without cause or notice and whether or not such discharge results in the failure of any Options to vest or any other adverse effect on the Employee's interests under the Plan.

      12. No Rights as a Stockholder. The Employee shall not have any of the rights of a stockholder with respect to the Option Shares until such shares have been issued to him or her upon the due exercise of the Options. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such shares are issued.

      13. The Company's Rights. The existence of the Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company's assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

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      14. Notices. All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to the Employee at the address contained in the records of the Company, or addressed to the Administrator, care of the Company for the attention of its Corporate Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

      15. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the Options granted hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the Options granted hereunder shall be void and ineffective for all purposes.

      16. Amendment. This Agreement may be amended from time to time by the Administrator in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Options or Option Shares as determined in the discretion of the Administrator, except as provided in the Plan or in a written document signed by each of the parties hereto.

      17. Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan is available upon request to the Administrator.

      18. Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Administrator relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of New York, without regard to its provisions concerning the applicability of laws of other jurisdictions. Any suit with respect hereto will be brought in the federal or state courts in the districts which include New York, New York, and the Employee hereby agrees and submits to the personal jurisdiction and venue thereof.

      19. Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

      20. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer as of the date first written above.

                                          ICURIE, INC.

                                          By: __________________________________

The undersigned hereby acknowledges as of the date first written above that he has carefully read this Agreement and the prospectus of the Plan and agrees to be bound by all of the provisions set forth in such documents.

                                          EMPLOYEE

                                          ______________________________________

Enclosure: iCurie, Inc. 2005 Stock Incentive Plan

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                                  EXERCISE FORM

Administrator of 2005 Stock Incentive Plan
c/o Office of the Corporate Secretary
iCurie, Inc.
______________________________________
[ADDRESS OF THE COMPANY]
______________________________________
______________________________________

Gentlemen:

      I hereby exercise the Options granted to me on ____________________, ____, by iCurie, Inc. (the "Company"), subject to all the terms and provisions of the applicable grant agreement and of the iCurie, Inc. 2005 Stock Incentive Plan (the "Plan"), and notify you of my desire to purchase ____________ shares of Common Stock of the Company at a price of $____ per share pursuant to the exercise of said Options.

Total Amount Enclosed:  $__________

Date:_________________________________    ______________________________________
                                          (Employee)

                                          Received by iCurie, Inc.. on

                                          __________________________,___________

                                          By: __________________________________

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